Exhibit 99.1

FOR IMMEDIATE RELEASE

RVL Pharmaceuticals plc Reports First Quarter 2022 Financial Results; Provides Commercial Update

First quarter 2022 UPNEEQ net product sales of $5.9 million; 90% growth over fourth quarter 2021

First quarter 2022 total revenues of $21.4 million, inclusive of $15.5 million from Santen License Agreement, with related cash receipt in April 2022

Reaffirms fourth quarter 2022 UPNEEQ net product sales guidance of $20 to 25 million

UPNEEQ selected as the winner of a “Best in Innovation” award in the 12th Annual Beauty Awards conducted by NewBeauty, a Sandow Publication and “Best Professional Treatment Product” in the Shape Healthy Beauty Awards

BRIDGEWATER, N.J., May 12, 2022 – RVL Pharmaceuticals plc (Nasdaq: RVLP) (“RVL” or the “Company”), a specialty pharmaceutical company, today announced financial results and business highlights for the three months ended March 31, 2022.

“UPNEEQ® (oxymetazoline hydrochloride ophthalmic solution), 0.1%, has experienced strong growth in 2022. Since the first week in February, which marked the beginning of our medical aesthetics launch, through the end of last week, we have activated just over 1,600 new medical aesthetics practices, in line with our plan, including nearly 500 new practices in the last five weeks alone since the end of March. In addition, our aesthetics reorder rate, or same-store sales, has continued to grow, which is a healthy sign of consumption at the practice level. With a strong first quarter – net product sales were up 90% over the fourth quarter of 2021 – and an influx of cash from milestones associated with the divestiture of our legacy business and the expansion of our Santen relationship, we have confidence in our growth plans,” stated Brian Markison, Chief Executive Officer of RVL Pharmaceuticals plc.

“The recent awards by NewBeauty and Shape Magazine provide further social proof that UPNEEQ is making its presence known,” concluded Markison.

First Quarter 2022 Financial Highlights

•	Total revenues of $21.4 million, inclusive of $15.5 million in licensing revenues from Santen, compared to $0.9 million in the first quarter of 2021.

•	UPNEEQ net product sales of $5.9 million, up $5.1 million year-over-year, and up $2.8 million, or 90%, from the fourth quarter of 2021.

o	Approximately 12,900 cumulative unique pharmacy-paid prescribers at quarter-end, an increase of 23% compared to the end of 2021.

o	Approximately 1,200 cumulative unique eye care providers at quarter-end participating in our Direct Dispense program, an increase of 20% compared to the end of 2021.

o	At quarter-end, our optometry and ophthalmology customer base accounted for 66% and 34%, respectively, of our total unique prescriber base.

o	Approximately 1,100 cumulative unique medical aesthetics practices at quarter-end having placed orders for UPNEEQ.

•	Net loss from continuing operations of $(6.8) million, compared to $(13.8) million loss in the prior year period. Adjusted EBITDA[1] loss of $(18.9) million, compared to $(15.8) million loss in the prior year period and $(15.2) million loss in the fourth quarter of 2021.

•	At March 31, 2022, cash and cash equivalents were $26.3 million and debt and financing obligations had aggregate principal amount of $56.5 million. The Company received $15.5 million in cash from the Santen amendment in April 2022.

First Quarter 2022 Financial Results

Total revenues increased $20.5 million to $21.4 million in the three months ended March 31, 2022, as compared to $0.9 million in the three months ended March 31, 2021, primarily due to $15.5 million of licensing revenue from Santen recognized during the 2022 period and to a $5.1 million year-over-year increase in net product sales of UPNEEQ.

Net product sales, relating entirely to sales of UPNEEQ, increased by $5.1 million to $5.9 million in the 2022 period, as compared to $0.8 million in the 2021 period. The increase was primarily attributable to a year-over-year increase in sales volume, reflecting expanded commercialization into eye care markets and, effective February 2022, the medical aesthetics market.

Total cost of goods sold increased by $1.4 million in the three months ended March 31, 2022, to $2.1 million, as compared to $0.7 million in the three months ended March 31, 2021. The increase was primarily driven by $0.8 million in higher product costs for UPNEEQ due to higher sales volume, and by $0.6 million relating to increased royalties and contingent milestone payments due under an intellectual property license agreement, each attributable to sales of UPNEEQ.

Gross profit percentage increased to 90% for the three months ended March 31, 2022, compared to 27% in the 2021 period, largely due to unique licensing revenue from Santen recognized during the 2022 period. Excluding licensing revenues, gross profit percentage from net product sales was 64% in the 2022 period.

Selling, general and administrative expenses increased by $6.8 million in the three months ended March 31, 2022, to $23.8 million as compared to $17.0 million in the three months ended March 31, 2021. The increase was primarily influenced by $6.8 million in higher compensation and training costs for the expanded salesforce, $0.7 million of higher marketing expenses for UPNEEQ, and $0.7 million of transactional fees unique to the 2022 period, partially offset by approximately $1.1 million of lower legal and other professional fees.

1 Adjusted EBITDA is a non-GAAP financial measurement. See “Presentation of Non-GAAP Financial Measures” below.

Research and development expenses decreased by $1.3 million in the three months ended March 31, 2022, to $0.9 million, as compared to $2.2 million in the three months ended March 31, 2021. The decrease primarily reflects $0.6 million in lower personnel costs and $0.5 million in lower project spending on arbaclofen extended release and UPNEEQ in the 2022 period.

Unique to the three months ended March 31, 2021, the Company recognized a $5.6 million gain on the sale of the global rights to Osmolex ER, which closed in January 2021.

Total other non-operating activities contributed $1.5 million of net expenses in the 2022 period, largely reflecting $5.5 million of losses from the change in fair value of the Company’s debt and warrant liability and $1.0 million of amortization expense from its financial commitment asset, substantially offset by $5.0 million in contingent gains earned subsequent to the sale of its legacy business to Alora Pharmaceuticals. Total other non-operating activities in the 2021 period were $0.5 million of net expenses, consisting solely of interest expense and amortization of debt discount.

Net loss from continuing operations for the three months ended March 31, 2022 was $(6.8) million, compared to $(13.8) million loss in the three months ended March 31, 2021. Adjusted EBITDA loss for the 2022 period was $(18.9) million, compared to $(15.8) million loss for the 2021 period. See “Presentation of Non-GAAP Financial Measures” below.

Liquidity

At March 31, 2022, the Company had cash and cash equivalents of $26.3 million and debt and financing obligations with aggregate principal amounts of $56.5 million, including $55.0 million of long-term debt that is reflected on our balance sheet at fair value of $45.1 million.

Pursuant to an amendment of our License Agreement with Santen, we received $15.5 million in cash proceeds in April 2022.

Fourth Quarter 2022 UPNEEQ Net Sales Guidance

The Company reaffirms its guidance targeting net sales of UPNEEQ for the fourth quarter of 2022 of $20.0 to 25.0 million.

Presentation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the United States of America (or “GAAP”) throughout this press release, we also present Adjusted EBITDA, which is a non-GAAP financial measurement. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (or “EBITDA”) adjusted for (i) non-operating income or expense and (ii) the impact of certain non-cash, non-recurring or other items that are included in net loss from continuing operations and EBITDA that we do not consider indicative of our ongoing operating performance. In particular, our measurement of Adjusted EBITDA excludes the following from EBITDA: impairments of intangible assets and fixed assets, share-based compensation expense, gains and losses on disposals of fixed assets, foreign currency translation, severance expenses, gains and losses on the sale of product rights, changes in the fair value of our debt and warrants recognized through earnings, non-product related licensing and milestone revenues, legal and contractual settlements and related litigation reserves and professional fees incurred.

We use Adjusted EBITDA for business planning purposes, in assessing our performance and in measuring our performance relative to that of our competitors. We also believe that Adjusted EBITDA provides investors with useful information to understand our operating results and analyze financial and business trends on a period-to-period basis. Adjusted EBITDA has important limitations as an analytical tool, however, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. Our definition of Adjusted EBITDA may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. Adjusted EBITDA is reconciled from net income or loss from continuing operations, the most comparable GAAP financial measure, in the attached table “RVL Pharmaceuticals plc - GAAP to Non-GAAP Reconciliations” at the end of this press release.

Forward Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, its results of operations, financial condition, liquidity, prospects, financial guidance, growth plan, strategies, trends and other events, particularly relating to sales of UPNEEQ and FDA and other regulatory applications, approvals and actions, the continuation of historical trends, our ability to manage costs and service our debt and the sufficiency of our cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following: UPNEEQ’s ability to reach market acceptance by clinicians and patients; our ability to successfully commercialize UPNEEQ; our customers’ willingness to pay the price we charge for UPNEEQ; the results of our marketing and sales expenditures; our dependence on third-party suppliers and distributors for UPNEEQ; UPNEEQ’s ability to produce its intended effects; failures of or delays in clinical trials or other delays in obtaining regulatory approval or commencing product sales for new products; the impact of legal proceedings; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed on March 30, 2022 and other filings that the Company makes with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Conference Call

As previously announced, RVL management will host its first quarter 2022 financial results conference call as follows:

Date	Thursday, May 12, 2022

Time	8:30 a.m. ET

Toll free (U.S.)	866-342-8591

International	203-518-9713

Webcast (live and replay)	www.rvlpharma.com under the “Investors & News” section

Conference ID	RVLPQ122

The webcast will be archived at the aforementioned URL.

IMPORTANT SAFETY INFORMATION

INDICATION

UPNEEQ® (oxymetazoline hydrochloride ophthalmic solution), 0.1% is indicated for the treatment of acquired blepharoptosis in adults.

WARNINGS AND PRECAUTIONS

•	Ptosis may be associated with neurologic or orbital diseases such as stroke and/or cerebral aneurysm, Horner syndrome, myasthenia gravis, external ophthalmoplegia, orbital infection and orbital masses. Consideration should be given to these conditions in the presence of ptosis with decreased levator muscle function and/or other neurologic signs.

•	Alpha-adrenergic agonists as a class may impact blood pressure. Advise UPNEEQ patients with cardiovascular disease, orthostatic hypotension, and/or uncontrolled hypertension or hypotension to seek medical care if their condition worsens.

•	Use UPNEEQ with caution in patients with cerebral or coronary insufficiency or Sjögren’s syndrome. Advise patients to seek medical care if signs and symptoms of potentiation of vascular insufficiency develop.

•	UPNEEQ may increase the risk of angle closure glaucoma in patients with untreated narrow-angle glaucoma. Advise patients to seek immediate medical care if signs and symptoms of acute narrow-angle glaucoma develop.

•	Patients should not touch the tip of the single patient-use container to their eye or to any surface, in order to avoid eye injury or contamination of the solution.

ADVERSE REACTIONS

Adverse reactions that occurred in 1-5% of subjects treated with UPNEEQ were punctate keratitis, conjunctival hyperemia, dry eye, blurred vision, instillation site pain, eye irritation and headache.

DRUG INTERACTIONS

•	Alpha-adrenergic agonists, as a class, may impact blood pressure. Caution in using drugs such as betablockers, anti-hypertensives, and/or cardiac glycosides is advised. Caution should also be exercised in patients receiving alpha adrenergic receptor antagonists such as in the treatment of cardiovascular disease, or benign prostatic hypertrophy.

•	Caution is advised in patients taking monoamine oxidase inhibitors which can affect the metabolism and uptake of circulating amines.

About RVL Pharmaceuticals plc

RVL Pharmaceuticals plc is a specialty pharmaceutical company focused on the commercialization of UPNEEQ® (oxymetazoline hydrochloride ophthalmic solution), 0.1%, for the treatment of acquired blepharoptosis, or low-lying eyelid, in adults. UPNEEQ is the first non-surgical treatment option approved by the FDA for acquired blepharoptosis.

Investor and Media Relations for RVL Pharmaceuticals plc

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

-Financial Tables Follow-

RVL Pharmaceuticals plc
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$26,341	$40,444
Other receivables	17,572	2,133
Inventories, net	838	838
Prepaid expenses and other current assets	12,481	12,901
Financial commitment asset	2,096	3,063
Total current assets	59,328	59,379
Property, plant and equipment, net	804	866
Operating lease assets	1,119	1,368
Indefinite-lived intangible assets	27,210	27,210
Goodwill	55,847	55,847
Total assets	$144,308	$144,670

Liabilities and Shareholders' Equity
Current liabilities:
Trade accounts payable	$4,732	$3,777
Accrued liabilities	14,345	13,077
Current portion of debt	1,512	2,409
Current portion of obligations under finance leases	2	5
Current portion of lease liability	688	839
Income taxes payable - current portion	13	1
Total current liabilities	21,292	20,108
Long-term debt (measured at fair value and representing $55,000 of aggregate unpaid principal)	45,100	43,800
Warrant liability	7,728	3,220
Long-term portion of lease liability	478	592
Income taxes payable-long term portion	67	66
Deferred taxes	160	151
Total liabilities	74,825	67,937
Commitments and contingencies
Shareholders' equity:
Ordinary shares	835	833
Additional paid in capital	592,999	591,730
Accumulated deficit	(524,351)	(517,530)
Accumulated other comprehensive income	—	1,700
Total shareholders' equity	69,483	76,733
Total liabilities and shareholders' equity	$144,308	$144,670

RVL Pharmaceuticals plc
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Net product sales	$5,944	$773
Royalty and licensing revenue	15,500	162
Total revenues	21,444	935
Cost of goods sold	2,144	679
Gross profit	19,300	256
Selling, general and administrative expenses	23,834	16,952
Research and development expenses	862	2,204
Total operating expenses	24,696	19,156
Gain on sales of product rights, net	—	5,636
Operating loss	(5,396)	(13,264)
Interest expense and amortization of debt discount	985	521
Change in fair value of debt and interest expense	1,044	—
Change in fair value of warrants	4,508	—
Other non-operating income, net	(5,037)	(9)
Total other non-operating expense	1,500	512
Loss before income taxes	(6,896)	(13,776)
Income tax benefit, continuing operations	(75)	(4)
Loss from continuing operations	(6,821)	(13,772)
Income from discontinued operations before income taxes	—	4,699
Income tax expense, discontinued operations	—	539
Income from discontinued operations, net of tax	—	4,160
Net loss	$(6,821)	$(9,612)
(Loss) earnings per ordinary share:
Basic and diluted, continuing operations	$(0.08)	$(0.22)
Basic and diluted, discontinued operations	$-	$0.07
Basic and diluted	$(0.08)	$(0.15)
Weighted average ordinary shares outstanding:
Basic and diluted	83,489,900	62,678,130

RVL Pharmaceuticals plc
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss from continuing operations	$(6,821)	$(13,772)
Net income from discontinued operations	—	4,160
Net loss	(6,821)	(9,612)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	89	3,986
Share compensation	1,209	1,177
Change in fair value of debt	(400)	-
Change in fair value of warrants	4,508	-
Deferred income tax benefit	9	83
Gain on sale of fixed and leased assets	(37)	(3)
Gain on sales of product rights, net	—	(5,636)
Bad debt provision	—	5
Amortization of deferred financing and loan origination fees	967	277
Change in operating assets and liabilities:
Other receivables	(15,439)	3,817
Inventories, net	—	655
Prepaid expenses and other current assets	420	1,398
Trade accounts payable	955	(2,246)
Accrued and other current liabilities	1,264	(5,387)
Net cash used in operating activities	(13,276)	(11,486)
Cash Flows from Investing Activities:
Proceeds from product rights disposal	-	7,300
Proceeds from sale of fixed and leased assets	37	3
Purchase of property, plant and equipment	(27)	(422)
Net cash provided by investing activities	10	6,881
Cash Flows from Financing Activities:
Payments on finance lease obligations	(2)	(16)
Payments on insurance financing loan	(897)	-
Payments for taxes related to net share settlement of share-based awards	(57)	(358)
Proceeds from issuance of ordinary shares under ESPP	119	138
Net cash used in financing activities	(837)	(236)
Net change in cash and cash equivalents	(14,103)	(4,841)
Cash and cash equivalents, beginning of period	40,444	114,053
Cash and cash equivalents, end of period	$26,341	$109,212

RVL Pharmaceuticals plc
GAAP to Non-GAAP Reconciliations
Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2022	2021
Loss from continuing operations	$(6,821)	$(13,772)
Interest expense and amortization of debt discount	985	521
Income tax benefit	(75)	(4)
Depreciation and amortization expense	89	1,046

EBITDA	(5,822)	(12,209)

Licensing-related revenues, net of transaction costs(1)	(15,000)	-
Divestiture-related contingent milestone payments, net of fees(2)	(4,850)	-
Change in fair value of debt and interest expense(3)	1,044	-
Change in fair value of warrants(3)	4,508	-
Gain on sales of product rights(4)	-	(5,636)
Share-based compensation expense	1,209	1,074
Severance expense	-	695
Foreign currency translation	14	66
Legal settlements and expenses	-	18
Other	-	240
Adjusted EBITDA	$(18,897)	$(15,752)

(1) - Includes $15,500 in licensing revenue recognized in connection with an amendment of our License Agreement with Santen, effective March 31, 2022, net of a $500 transaction fee expense classified in selling, general and administrative expenses.
(2) - Includes $5,000 in contingent gains related to milestone payments earned subsequent to the sale of our legacy business to Alora Pharmaceuticals, net of $150 in consent fees classified in selling, general and administrative expenses. The fees were incurred with our lendor upon the issuance of waivers of mandatory repayments of debt.
(3) - Our senior secured notes issued under our Note Purchase Agreement, a material component of long-term debt, and our warrant liabilities, a material component of total liabilities have each been measured and carried at fair value since their issuance in October 2021. Changes in the fair value of debt and warrants that are accounted for at fair value, inclusive of related accrued interest expense in respect of debt, are presented as periodic gains or losses in our consolidated statements of operations and comprehensive loss.
(4) - Relates to our sale of global rights to Osmolex ER to Adamas Pharmaceuticals, Inc., which closed in January 2021 and resulted in our recognition of a gain of $5,636.